UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-13337	34-1598949

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.
SIGNATURES

ITEM 1.02 Termination of a Material Definitive Agreement.

On March 24, 2005, Stoneridge, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with GE Capital Equity Holdings, Inc., 3i Group plc, 3i Europartners II LP, Roberto Poli and Alberto Bombonato to acquire for 24.9 million euro, subject to post closing adjustments, Vimercati, S.p.A. (“Vimercati”), an Italian full service switch products supplier for the automotive industry. The closing of the purchase of Vimercati was conditioned on (i) customary closing conditions, and (ii) the pre-emptive right of a Vimercati shareholder.

On April 22, 2005, the Company announced that the Vimercati shareholder gave notice of his intent to exercise his pre-emptive right to acquire (in lieu of the Company) all of the outstanding stock of Vimercati not already owned by the shareholder. On May 13, 2005, pursuant to the pre-emptive right, the shareholder acquired the remaining outstanding shares of Vimercati. Therefore, the Stock Purchase Agreement was terminated on May 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 19, 2005	/s/ Joseph M. Mallak

Joseph M. Mallak, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)